Exhibit 99(a)

Windstream reports second-quarter results

•	Business service revenues were $893 million, a 2 percent increase year-over-year on a pro forma basis

•	Consumer broadband service revenues were $114 million, a 4 percent increase year-over-year on a pro forma basis

•	Total revenues and sales were $1.54 billion, a 1 percent decrease year-over-year on a pro forma basis

•	Adjusted OIBDA was $596 million, a 2 percent decrease year-over-year on a pro forma basis

•	Board of directors declares 25-cent dividend for 25th consecutive quarter since company's formation

Release date: Aug. 9, 2012

LITTLE ROCK, Ark. - Windstream Corp. (Nasdaq: WIN) today reported second-quarter results, bolstered by higher revenue in business sales and consumer broadband.

“Our teams once again delivered solid results in the key areas of business sales and consumer broadband during the second quarter,” said Jeff Gardner, president and CEO of Windstream. “We continue to make important investments in our network, particularly in fiber-to-the-tower projects, to further improve our financial profile. As a result of continued sales success in our business channel, as well as expected cost savings from the PAETEC acquisition and our management reorganization, we expect to see sequential improvement in revenue and adjusted OIBDA for the remainder of the year, particularly in the fourth quarter. We remain positioned well to sustain our dividend, deleverage the balance sheet and consider additional shareholder friendly activities over time.”

Business service revenues were $893 million, up 2 percent from the same period a year ago on a pro forma basis. Data and integrated services revenues were $377 million, an increase of 8 percent from the same period a year ago on a pro forma basis, driven by growth in IP, next generation data and data center services. Carrier service revenues were $164 million, an increase of 5 percent year-over-year on a pro forma basis, largely due to fiber-to-the-tower site installations and continued demand for additional circuits for wireless backhaul services.

Consumer broadband service revenues were $114 million, up 4 percent from the same period in 2011 on a pro forma basis. Overall consumer service revenues were $336 million, essentially unchanged from the first quarter of 2012 and a decrease of 3 percent from the same period a year ago on a pro forma basis.

Business and consumer broadband revenues represented approximately 68 percent of Windstream's total revenues and sales in the quarter and collectively grew 2.5 percent year-over-year during the quarter.

Wholesale revenues were $214 million, a decline of 12 percent from the same period a year ago on a pro forma basis and in line with expectations due largely to the decision in the first quarter to suspend and modify certain wholesale products.

Total revenues and sales were $1.54 billion in the second quarter, a decline of 1 percent from the same period a year ago on a pro forma basis. Adjusted Operating Income Before Depreciation and Amortization (OIBDA) was $596 million, a decrease of 2 percent on a pro forma basis. Adjusted OIBDA removes the impact of restructuring charges, pension expense and stock-based compensation.

Adjusted capital expenditures were $267 million in the quarter, excluding $9 million in integration capital, a 19 percent increase from the same period in 2011 on a pro forma basis.

GAAP Results

In the second quarter under Generally Accepted Accounting Principles (GAAP), Windstream reported total revenues and sales of $1.54 billion, operating income of $239 million and net income of $54 million, or 9 cents per share. That compares to net income of $97 million, or 19 cents per share, on total revenues of approximately $1 billion during the same period in 2011.

GAAP results include approximately $12 million in after-tax merger and integration expense and $6 million in restructuring costs. Excluding these items, adjusted earnings per share would have been 12 cents for the second quarter.

Adjusted Free Cash Flow

Adjusted free cash flow was $135 million during the second quarter. For the first six months of 2012, Windstream generated $487 million in adjusted free cash flow and paid out $294 million in dividends, representing a dividend payout ratio of 60

Exhibit 99(a)

percent. Adjusted free cash flow is adjusted OIBDA, excluding merger and integration expense, minus cash interest, cash taxes and adjusted capital expenditures.

Cost Management Initiatives

Windstream announced on May 31 it was restructuring its management organization and simplifying its operating model to better serve customers and make faster and better decisions. The reorganization is expected to be complete in the third quarter and result in annualized savings of approximately $30-40 million.

Additionally, the company is on track to achieve operating synergies of $50 million in 2012 and $100 million in total by the end of 2014 related to the Dec. 1 acquisition of PAETEC.

Quarterly Dividend Declaration

Windstream's board of directors on Aug. 8 declared regular quarterly dividends on the company's common stock. This is the 25th consecutive 25-cent quarterly dividend declaration since the company's formation. The dividend is payable Oct. 15, 2012, to stockholders of record as of Sept. 28, 2012.

Conference call:

Windstream will hold a conference call at 7:30 a.m. CDT today to review the company's second-quarter earnings results.

To access the call:

Interested parties can access the call by dialing 1-877-374-3977, conference ID 94400115, ten minutes prior to the start time.

To access the call replay:

A replay of the call will be available beginning at 10:30 a.m. CDT today and ending at midnight on Aug. 15. The replay can be accessed by dialing 1-855-859-2056, conference ID 94400115.

Webcast information:

The conference call also will be streamed live over the company's website at www.windstream.com/investors. Financial, statistical and other information related to the call will be posted on the site. A replay of the webcast will be available on the website beginning at 10:30 a.m. CDT today.

About Windstream

Windstream Corp. (Nasdaq: WIN) is a leading provider of advanced network communications, including cloud computing and managed services, to businesses nationwide. The company also offers broadband, phone and digital TV services to consumers primarily in rural areas. Windstream has more than $6 billion in annual revenues and is listed on the S&P 500 index. For more information, visit www.windstream.com.

Pro forma results adjust results of operations under GAAP to include the acquisition of PAETEC Holding Corp., and to exclude all merger and integration costs related to strategic transactions. A reconciliation of pro forma results to the comparable GAAP measures is available on the company's Web site at www.windstream.com/investors.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements, including statements about Windstream's ability to generate cash flows in future periods and to pay its current dividend, are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Exhibit 99(a)

Factors that could cause actual results to differ materially from those contemplated in Windstream's forward-looking statements include, among others:

•	further adverse changes in economic conditions in the markets served by Windstream;

•	the extent, timing and overall effects of competition in the communications business;

•	the impact of new, emerging or competing technologies;

•
the uncertainty regarding the implementation of the Federal Communications Commission's rules on intercarrier compensation, and the potential for the adoption of further rules by the FCC or Congress on intercarrier compensation and/or universal service reform proposals that result in a significant loss of revenue to Windstream;

•	the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities;

•
for certain operations where Windstream leases facilities from other carriers, adverse effects on the availability, quality of service and price of facilities and services provided by other carriers on which Windstream's services depend;

•	the availability and cost of financing in the corporate debt markets;

•	the potential for adverse changes in the ratings given to Windstream's debt securities by nationally accredited ratings organizations;

•	the effects of federal and state legislation, and rules and regulations governing the communications industry;

•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

•	unfavorable results of litigation;

•	continued access line loss;

•	unfavorable rulings by state public service commissions in proceedings regarding universal service funds, intercarrier compensation or other matters that could reduce revenues or increase expenses;

•	the effects of work stoppages by our employees or employees of other communications companies on whom we rely for service;

•	the impact of equipment failure, natural disasters or terrorist acts;

•	earnings on pension plan investments significantly below Windstream's expected long term rate of return for plan assets or a significant change in the discount rate; and

•	those additional factors under the caption “Risk Factors” in Windstream's Form 10-K for the year ended Dec. 31, 2011, and in subsequent filings with the Securities and Exchange Commission.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream's actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream's future results included in filings by Windstream with the Securities and Exchange Commission at www.sec.gov.

-end-

Media Contact:                Investor Contact:
David Avery, 501-748-5876        Mary Michaels, 501-748-7578
david.avery@windstream.com     mary.michaels@windstream.com

Exhibit 99(a)

WINDSTREAM CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)	THREE MONTHS ENDED				SIX MONTHS ENDED
			Increase				Increase
	June 30,	June 30,	(Decrease)		June 30,	June 30,	(Decrease)
	2012	2011	Amount	%	2012	2011	Amount	%
UNDER GAAP: (A)
Revenues and sales:
Service revenues	$1,470.0	$1,001.7	$468.3	47	$2,958.4	$1,998.2	$960.2	48
Product sales	67.8	28.0	39.8	142	124.6	54.5	70.1	129
Total revenues and sales	1,537.8	1,029.7	508.1	49	3,083.0	2,052.7	1,030.3	50
Costs and expenses:
Cost of services (exclusive of depreciation and amortization included below)	653.6	373.2	280.4	75	1,312.9	735.2	577.7	79
Cost of products sold	57.6	24.0	33.6	140	102.5	44.1	58.4	132
Selling, general and administrative	238.1	132.1	106.0	80	491.1	266.9	224.2	84
Depreciation and amortization	320.0	196.8	123.2	63	632.1	402.0	230.1	57
Merger and integration costs	19.4	5.1	14.3	280	41.7	14.0	27.7	198
Restructuring charges	10.3	0.1	10.2	999	11.2	0.2	11.0	999
Total costs and expenses	1,299.0	731.3	567.7	78	2,591.5	1,462.4	1,129.1	77
Operating income	238.8	298.4	(59.6)	(20)	491.5	590.3	(98.8)	(17)
Other income (expense), net	3.2	(3.2)	6.4	200	9.8	(0.6)	10.4	999
(Loss) gain on early extinguishment of debt	—	(2.5)	2.5	100	1.9	(103.9)	105.8	102
Interest expense	(153.5)	(136.4)	(17.1)	(13)	(310.0)	(282.9)	(27.1)	(10)
Income from continuing operations before income taxes	88.5	156.3	(67.8)	(43)	193.2	202.9	(9.7)	(5)
Income taxes	33.8	59.6	(25.8)	(43)	73.8	76.8	(3.0)	(4)
Income from continuing operations	54.7	96.7	(42.0)	(43)	119.4	126.1	(6.7)	(5)
Discontinued operations, net of tax	(0.5)	—	(0.5)	(100)	(0.6)	—	(0.6)	(100)
Net income	$54.2	$96.7	$(42.5)	(44)	$118.8	$126.1	$(7.3)	(6)

Weighted average common shares	584.6	506.3	78.3	15	584.1	504.5	79.6	16
Common stock outstanding	588.1	510.0	78.1	15

Basic and diluted earnings per share:
Net income	$.09	$.19	($.10)	(53)	$.20	$.25	($.05)	(20)

PRO FORMA RESULTS OF OPERATIONS (B):
Revenues and sales	$1,537.8	$1,556.3	$(18.5)	(1)	$3,083.0	$3,109.5	$(26.5)	(1)
OIBDA (C)	$578.2	$594.9	$(16.7)	(3)	$1,165.3	$1,191.3	$(26.0)	(2)
Adjusted OIBDA (D)	$596.0	$608.0	$(12.0)	(2)	$1,190.3	$1,212.2	$(21.9)	(2)
Capital expenditures	$276.0	$223.9	$52.1	23	$502.1	$430.4	$71.7	17

(A)
Effective during the fourth quarter of 2011, we changed our method of accounting for pension benefits. We have retrospectively adjusted financial information to reflect our voluntary change in accounting principle for pension benefits. We have elected to revise historical results for certain previously unrecorded immaterial errors. We concluded that the effects, individually and in the aggregate, are immaterial to the unaudited quarterly financial information. Additionally, certain prior year revenues and expenses were reclassified to reflect the current presentation and these changes had no impact on operating income.

(B)
Pro forma results adjusts results of operations under GAAP to include the acquisition of PAETEC Holding Corp ("PAETEC"), and to exclude all merger and integration costs ("M&I") related to strategic transactions. PAETEC results include results from companies acquired by PAETEC for periods prior to those acquisitions and excludes the results of operations of the energy business acquired as part of PAETEC. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Revenues and Sales, Operating Income and Capital Expenditures Under GAAP to Pro Forma Revenues and Sales, Pro Forma Adjusted OIBDA and Pro Forma Capital Expenditures.

(C)	OIBDA is operating income before depreciation and amortization and merger and integration costs.
(D)
Adjusted OIBDA adjusts OIBDA for the impact of restructuring charges, pension expense and share-based compensation. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Revenues and Sales, Operating Income and Capital Expenditures Under GAAP to Pro Forma Revenues and Sales, Pro Forma Adjusted OIBDA and Pro Forma Capital Expenditures.

Exhibit 99(a)

WINDSTREAM CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS UNDER GAAP
(In millions)

ASSETS			LIABILITIES AND SHAREHOLDERS' EQUITY

	June 30,	December 31,		June 30,	December 31,
	2012	2011		2012	2011
CURRENT ASSETS:			CURRENT LIABILITIES:

Cash and cash equivalents	$37.5	$227.0	Current maturities of long-term debt
Restricted cash	27.8	21.7	and capital lease obligations	$65.8	$213.7
Accounts receivable (less allowance for			Current portion of interest rate swaps	30.6	30.5
doubtful accounts of $32.9 and			Accounts payable	306.2	296.0
$29.9, respectively)	595.7	657.4	Advance payments and customer deposits	225.7	240.4
Income tax receivable	2.1	124.1	Accrued dividends	148.0	148.0
Inventories	70.7	76.5	Accrued taxes	115.4	117.9
Deferred income taxes	168.0	232.1	Accrued interest	147.6	161.8
Prepaid income taxes	19.7	15.3	Other current liabilities	262.4	251.2
Prepaid expenses and other	190.4	102.9
Assets held for sale	—	61.4	Total current liabilities	1,301.7	1,459.5

Total current assets	1,111.9	1,518.4
			Long-term debt and capital lease obligations	8,794.3	8,936.7
Goodwill	4,409.0	4,301.7	Deferred income taxes	1,853.5	1,851.5
Other intangibles, net	2,479.7	2,685.3	Other liabilities	640.3	646.3
Net property, plant and equipment	5,759.5	5,708.1	Total liabilities	12,589.8	12,894.0
Other assets	167.1	178.6

			SHAREHOLDERS' EQUITY:
			Common stock	0.1	0.1
			Additional paid-in capital	1,331.9	1,496.1
			Accumulated other comprehensive income	5.4	1.9
			Retained earnings	—	—
			Total shareholders' equity	1,337.4	1,498.1

			TOTAL LIABILITIES AND
TOTAL ASSETS	$13,927.2	$14,392.1	SHAREHOLDERS' EQUITY	$13,927.2	$14,392.1

Exhibit 99(a)

WINDSTREAM CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS UNDER GAAP
(In millions)
	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 30,	June 30,	June 30,	June 30,
	2012	2011	2012	2011
Cash Provided from Operations:
Net income	$54.2	$96.7	$118.8	$126.1
Adjustments to reconcile net income to net cash provided from operations:
Depreciation and amortization	320.0	196.8	632.1	402.0
Provision for doubtful accounts	10.6	11.7	25.3	19.6
Share-based compensation expense	6.3	6.1	13.7	11.4
Deferred income taxes	28.2	44.3	64.0	96.5
Unamortized net discount (premium) on retired debt	—	0.5	(16.2)	13.0
Amortization of unrealized losses on de-designated interest rate swaps	10.5	11.9	21.6	25.0
Gain from plan curtailment	(9.6)	—	(9.6)	—
Other, net	(1.6)	10.6	(14.7)	13.5
Changes in operating assets and liabilities, net:
Accounts receivable	(12.1)	(13.8)	(22.0)	(21.5)
Income tax receivable	0.9	—	122.0	—
Prepaid income taxes	(6.1)	6.9	(4.4)	(13.7)
Prepaid expenses and other	(11.5)	4.6	(62.2)	(15.6)
Accounts payable	(26.1)	3.7	(3.3)	22.6
Accrued interest	(38.4)	15.9	(28.4)	(59.6)
Accrued taxes	11.7	9.5	(3.0)	3.7
Other current liabilities	56.5	(8.2)	4.3	(23.9)
Other liabilities	10.0	(2.4)	0.8	(4.7)
Other, net	(5.5)	(20.4)	(2.0)	(7.7)
Net cash provided from operations	398.0	374.4	836.8	586.7
Cash Flows from Investing Activities:
Additions to property, plant and equipment	(276.0)	(171.0)	(502.1)	(329.5)
Broadband network expansion funded by stimulus grants	(25.8)	(1.4)	(37.8)	(2.0)
Changes in restricted cash	(2.2)	(0.3)	(6.1)	(7.3)
Grant funds received for broadband stimulus projects	12.9	—	19.6	—
Disposition of wireless assets	—	—	57.0	—
Other, net	3.5	(0.4)	6.1	(0.2)
Net cash used in investing activities	(287.6)	(173.1)	(463.3)	(339.0)
Cash Flows from Financing Activities:
Dividends paid on common shares	(147.0)	(127.4)	(293.5)	(253.3)
Repayment of debt	(229.5)	(381.7)	(1,003.9)	(2,434.4)
Proceeds of debt issuance	245.0	325.0	750.0	2,462.0
Debt issuance costs	(0.2)	(1.2)	(2.4)	(20.9)
Other, net	(5.4)	0.3	(13.2)	8.7
Net cash used in financing activities	(137.1)	(185.0)	(563.0)	(237.9)
(Decrease) increase in cash and cash equivalents	(26.7)	16.3	(189.5)	9.8
Cash and Cash Equivalents:
Beginning of period	64.2	35.8	227.0	42.3
End of period	$37.5	$52.1	$37.5	$52.1

Exhibit 99(a)

WINDSTREAM CORPORATION
UNAUDITED RECONCILIATION OF REVENUES AND SALES, OPERATING INCOME AND CAPITAL EXPENDITURES UNDER GAAP TO PRO FORMA (A)
REVENUES AND SALES, PRO FORMA ADJUSTED OIBDA AND PRO FORMA CAPITAL EXPENDITURES (NON-GAAP)
(In millions)
		THREE MONTHS ENDED		SIX MONTHS ENDED
		June 30,	June 30,	June 30,	June 30,
		2012	2011	2012	2011

Revenues and sales under GAAP		$1,537.8	$1,029.7	$3,083.0	$2,052.7
Pro forma adjustments:
PAETEC revenues and sales prior to acquisition	(B)	—	527.7	—	1,059.4
Elimination of Windstream revenues from PAETEC prior to acquisition	(C)	—	(1.1)	—	(2.6)
Pro forma revenues and sales		$1,537.8	$1,556.3	$3,083.0	$3,109.5

Operating income from continuing operations under GAAP		$238.8	$298.4	$491.5	$590.3
Pro forma adjustments:
PAETEC pre-acquisition operating income, excluding M&I costs	(B)	—	28.5	—	55.2
PAETEC intangible asset amortization adjustment	(D)	—	(17.6)	—	(36.2)
M&I costs	(E)	19.4	5.1	41.7	14.0
Pro forma operating income		258.2	314.4	533.2	623.3
Depreciation and amortization expense	(E)	320.0	196.8	632.1	402.0
PAETEC pre-acquisition depreciation and amortization expense	(F)	—	83.7	—	166.0
Pro forma OIBDA		578.2	594.9	1,165.3	1,191.3
Other adjustments:
Pension expense	(E)	1.2	4.1	0.1	3.9
Restructuring charges	(E)	10.3	0.1	11.2	0.2
Share-based compensation	(E)	6.3	6.1	13.7	11.4
Share-based compensation of PAETEC prior to acquisition	(B)	—	2.8	—	5.4
Pro forma adjusted OIBDA		$596.0	$608.0	$1,190.3	$1,212.2

Capital expenditures under GAAP		$276.0	$171.0	$502.1	$329.5
Pro forma adjustments:
PAETEC capital expenditures prior to acquisition	(B)	—	52.9	—	100.9
Pro forma capital expenditures		$276.0	$223.9	$502.1	$430.4

(A)	Pro forma results adjust results of operations under GAAP to exclude PAETEC, and to exclude M&I costs related to strategic transactions.
(B)	To reflect the pre-acquisition operating results of PAETEC, adjusted to exclude M&I costs.
(C)	To reflect the pre-acquisition elimination of Windstream revenues from entities acquired from PAETEC.
(D)	To reflect intangible asset amortization of PAETEC, as if the acquisitions had been consummated at the beginning of the periods presented.
(E)	Represents applicable expense as reported under GAAP.
(F)	Represents depreciation and amortization of PAETEC, as adjusted in note (D).

Exhibit 99(a)

WINDSTREAM CORPORATION
NOTES TO UNAUDITED RECONCILIATION OF REVENUES AND SALES, OPERATING INCOME AND CAPITAL EXPENDITURES UNDER GAAP TO PRO FORMA
REVENUES AND SALES, PRO FORMA ADJUSTED OIBDA AND PRO FORMA CAPITAL EXPENDITURES

Windstream Corporation ("we," "us" or "our") has entered into various transactions, including the acquisition of PAETEC Holding Corp. ("PAETEC"), that may cause results reported under Generally Accepted Accounting Principles in the United States ("GAAP") to be not necessarily indicative of future results. On November 30, 2011, we completed the acquisition of PAETEC in an all-stock transaction valued at approximately $2.4 billion. PAETEC shareholders received 0.460 shares of our stock for each PAETEC share owned at closing. We issued 70.0 million shares and assumed equity awards shares for a total transaction value of $842.0 million, based on our closing stock price on November 30, 2011, and the fair value of the equity awards assumed. We also assumed PAETEC's debt, net of cash acquired, of approximately $1,591.3 million, which includes a net premium of $113.9 million based on the fair value of the debt on November 30, 2011, and bank debt of $99.5 million that was repaid on December 1, 2011.

As disclosed in our Form 8-K furnished on August 9, 2012, we have presented in this package unaudited pro forma results, which includes results from PAETEC for periods prior to the acquisition and excludes all merger and integration costs resulting from the completed transactions discussed above. PAETEC results include results from companies acquired by PAETEC for periods prior to those acquisitions and excludes the results of operations of the energy business acquired as part of PAETEC, which has been classified as discontinued operations. In addition to pro forma adjustments, we have presented certain measures of our operating performance, excluding the impact of restructuring charges, pension and share-based compensation. We have made certain reclassifications and revisions to prior periods to conform with the current presentation.

Our purpose for including the results of the acquired businesses and for excluding non-recurring items, the results of the disposed operations, restructuring charges, pension and share-based compensation is to improve the comparability of results of operations for the three and six month periods ended June 30, 2012, to the results of operations for the same periods of 2011 in order to focus on the true earnings capacity associated with providing telecommunication services. Additionally, management believes that presenting current business measures assists investors by providing more meaningful comparisons of results from current and prior periods, and by providing information that is a better reflection of the core earnings capacity of our current businesses. We use pro forma results, including pro forma revenues and sales, pro forma OIBDA , pro forma adjusted OIBDA, pro forma capital expenditures and adjusted free cash flow as key measures of the operational performance of our business. Our management, including our chief executive officer, the chief operating decision-maker, consistently uses these measures for internal reporting and the evaluation of business objectives, opportunities and performance.

We claim the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward looking statements include, but are not limited to, statements about expected levels of support from universal service funds or other government programs, expected rates of loss of voice lines or intercarrier compensation, expected increases in high-speed Internet and business data connections, our expected ability to fund operations, expected required contributions to our pension plan, capital expenditures and certain debt maturities from cash flows from operations, expected synergies and other benefits from completed acquisitions, expected effective federal income tax rates, expected annualized savings from the management restructuring and forecasted capital expenditure amounts. These and other forward-looking statements include statements about our ability to generate cash flows in future periods and to pay our current dividend, and these statements are based on estimates, projections, beliefs, and assumptions that we believe are reasonable but are not guarantees of future events and results. Actual future events and our results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated in our forward-looking statements include, among others: further adverse changes in economic conditions in the markets served by us; the extent, timing and overall effects of competition in the communications business; the impact of new, emerging or competing technologies; the uncertainty regarding the implementation of the Federal Communications Commission's ("FCC") rules on intercarrier compensation, and the potential for the adoption of further rules by the FCC or Congress on intercarrier compensation and/or universal service reform proposals that result in a significant loss of revenue to us; the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities; for certain operations where we lease facilities from other carriers, adverse effects on the availability, quality of service and price of facilities and services provided by other carriers on which our services depend; the availability and cost of financing in the corporate debt markets; the potential for adverse changes in the ratings given to our debt securities by nationally accredited ratings organizations; the effects of federal and state legislation, and rules and regulations governing the communications industry; material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; unfavorable results of litigation; continued access line loss; unfavorable rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses; the effects of work stoppages by our employees or employees of other communications companies on whom we rely for service; the impact of equipment failure, natural disasters or terrorist acts; earnings on pension plan investments significantly below our expected long term rate of return for plan assets or a significant change in the discount rate; and those additional factors under the caption “Risk Factors” in our Form 10-K for the year ended December 31, 2011, and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause our actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect our future results included in our other filings with the Securities and Exchange Commission at www.sec.gov.